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                                  EXHIBIT 99.2

                 ACTIVE VOICE CORPORATION 1993 STOCK OPTION PLAN



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                            ACTIVE VOICE CORPORATION

                             1993 STOCK OPTION PLAN

                                    ARTICLE I
                            PURPOSE AND EFFECTIVENESS

        1.1 PURPOSE. The purpose of the Stock Option Plan (the "Plan") is to provide a method by which selected individuals rendering services to Active Voice Corporation (the "Company"), whether as employees or consultants. may be offered an opportunity to invest in capital stock of the Company, thereby increasing their penalty interest in the growth and success of the Company. The Plan is also intended to aid in attracting persons of exceptional ability to become officers and employees of the Company.

        1.2 EFFECTIVE DATE. The Plan shall be effective as of September 1, 1993.

                                   ARTICLE II
                                   DEFINITIONS

        2.1 CERTAIN DEFINED TERMS. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

            "Administrative Committee" is defined in Section 3.1.

            `Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

            "Approved Transaction" means (a) any merger, consideration or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation; (b) any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (c) any liquidation or dissolution of the Company; and (d) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

            "Board" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor statute.


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            "Common Stock" means the Common Stock, no par value, of the Company.

            "Company" means Active Voice Corporation.

            "Control Purchase" means any transaction (or series of related transactions),consummated without the approval of the Board, in which (a) any person (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer; or (b) any person (as so defined), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under specific circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities).

            "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

            "Disinterested Person" is defined in Section 3.2(b).

            "Eligible Person" is defined in Section 5.1.

            "Equity Securities" has the meaning given that term in Rule 16a-l promulgated under the Exchange Act, or any successor rule.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

            "Fair Market Value" on any day means, in the event the Common Stock is publicly traded, the last sales price (or, if no lost sides price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day) as reported an NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or, if the Common Stock is listed on an exchange, as reported by the principal exchange an which the Common Stock is listed. If the Common Stock is not publicly traded, or if the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Administrative Committee on the basis of such considerations as the Administrative Committee deems appropriate,

            "Holder" means an Eligible Person who has received an Option under this Plan.



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            "Incentive Stock Option" means an Option that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

            "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System,

            "Nonqualified Stock Option" means an Option that is designated a nonqualified stock option.

            "Option" means an Incentive Stock Option or Nonqualified Stock
Option.

            "Option Agreement" means an agreement specified in Section 6.5.

            "Plan" is defined in Section 1.1.

            "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule thereto.

            "10% Shareholder" means a grantee of an Incentive Stock Option under the Plan who, at the time the Option is granted, owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                                   ARTICLE III
                                 ADMINISTRATION

        3.1 ADMINISTRATIVE COMMITTEE. The Plan shall be administered by the Board unless the provisions of Section 3.2 below require that the Plan be administered by a committee of the Board (the Board, or such committee, if it is administering the Plan, will be referred to in the Plan as the "Administrative Committee"). The Administrative Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Administrative Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

        3.2 ALTERNATE ADMINISTRATIVE COMMITTEE. Notwithstanding the foregoing provisions of this Article III, if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, the Plan shall, from the effective date of such registration until six (6) months after the termination of such registration, be administered as follows:

            (a) If at any time a member of the Board is not a Disinterested Person, then the Board shall appoint a committee, consisting of two or more of its members each of whom is a Disinterested Person, to administer this Plan in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or


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remove all members of the committee and thereafter directly administer this Plan at any later time when all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the committee appointed under this Section 3.2(a), nor shall such committee at any time have fewer than two members.

            (b) The term "Disinterested Person" shall mean a member of the Board who is not, during the period of one (1) year prior to service as a member of the Administrative Committee, or during such service, granted or awarded Equity Securities pursuant to the Plan or any other plan of the Company or any of its Affiliates, other than grants or awards that would not prevent such member from being a "disinterested person" with respect to the Plan for purposes of Rule 16b-3.

        3.3 POWERS; REGULATIONS. The Administrative Committee shall have full power and authority, subject only to the express provisions of the Plan (a) to designate the Eligible Persons to whom Options am to be granted under the Plan;
(b) to determine the number of shares, the exercise price and all other terms and conditions (which need not be identical) of all Options so granted; (c) to interpret the provisions of the Plan and the Option Agreements evidencing Options so granted; (d) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; (e) to supervise the administration of the plan; and (f) to take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. The Administrative Committee is authorized to establish, amend and rescind such rules and regulations not inconsistent with the terms and conditions of the Plan as it deems necessary or advisable for the proper administration of the Plan. In making determinations hereunder, the Administrative Committee may give such consideration to the recommendations of management of the Company as the Administrative Committee deems desirable.

        3.4 LIMITS ON AUTHORITY. Exercise by the Administrative Committee of its authority under the Plan shall be consistent (a) with the intent that all Incentive Stock Options issued under the Plan be qualified under the terms of
Section 422 of the Code (including any amendments thereto and any similar successor provision), and (b) if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, with the intent that the Plan be administered in a manner that satisfies the conditions of Rule l6b-3(c)(2)(i) under the Exchange Act (including any amendments thereto and any similar successor provision) so that the grant of Options under this Plan, as well as all other transactions with respect to the Plan, to Options granted thereunder and to any Common Stock acquired upon exercise of Options, shall, to the extent possible, be exempt from the operation of Section 16(b) of the Exchange Act.

        3.5 EXERCISE OF AUTHORITY. Each action and determination made or taken pursuant to the Plan by the Administrative Committee, including but not limited to any interpretation or construction of the Plan and the Option Agreements, shall be final and conclusive for all purposes and upon all persons. No member of the Administrative Committee shall be liable for any action or determination made or taken by the member or the Administrative Committee in good faith with respect to the Plan.


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                                   ARTICLE IV
                           SHARES SUBJECT TO THE PLAN

        4.1 NUMBER OF SHARES. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Options may be granted during the term of the Plan shall be two hundred thousand (200,000). Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If any Option terminates for any reason without having been exercised in full, the shares of Common Stock subject to the Option for which it has not been exercised shall again be available for purposes of the Plan.

        4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Administrative Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Administrative Committee shall, in its sole discretion and in such manner as the Administrative Committee may deem equitable and appropriate, make Adjustments to (a) the number and kind of shares with respect to which Option may thereafter be granted under this Plan; (b) the number and kind of shares subject to outstanding Options, and (c) the exercise price under outstanding Options; provided, however, that the number of shares subject to an Option shall be always a whole number. The Administrative Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Option in connection with any adjustment made pursuant to this Section 4.2.

                                    ARTICLE V
                                   ELIGIBILITY

        5.1 GENERAL. The persons who shall be eligible to participate in the Plan and to receive Options under the Plan ("Eligible Persons") shall be employees (including offices and, subject to Section 5.2, directors who are also employees) of the Company or consultants rendering to persons who hold or have held Options under this Plan or options or similar awards under any other plan of the Company or any of its Affiliates.

        5.2 INELIGIBILITY. No member of the Administrative Committee, while serving as such, shall be eligible to receive an Option.

                                   ARTICLE VI
                                  STOCK OPTIONS

        6.1 GRANT OF OPTIONS. Subject to the limitations of the Plan, the Administrative Committee shall designate from time to time each Eligible Person who is to be granted an


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Option, the time when the Option shall be granted, the number of shares subject to the Option, whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to the Option; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or its Affiliates. Each Option granted under this Plan shall also be subject to such other terms and conditions not inconsistent with this Plan as the Administrative Committee, in its sole discretion, determines, subject to the limitations of the Plan, the same Eligible Person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Option Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

        6.2 OPTION PRICE. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Administrative Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted; provided, however, that the exercise price of an Incentive Stock Option shall be (a) at least 110% of the Fair Market Value of the Common Stock subject thereto as of the date of grant, if the Incentive Stock Option is being granted to a 10% Shareholder, and (b) at least 100% of the Fair Market Value of the Common Stock subject thereto as of the date of grant, if the Incentive Stock Option is being granted to any other Eligible Person.

        6.3 LIMITATION ON GRANTS. The aggregate Fair Market Value of the Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) are exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which such options are granted to the Holder). If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

        6.4 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Administrative Committee shall determine, but not mom than (a) five (5) years from the date of grant in the case of Incentive Stock Options held by 10% Shareholders, and (b) ten (10) years from the date of grant in the case of all other Options.

        6.5 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall designate the Option as an Incentive Stock Option or a Nonqualified Stock Option and specify or incorporate by reference to this Plan all Of the terms and conditions applicable to the Option. Each grantee of an Option shall be notified promptly of such grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Administrative Committee approves such grant, and, in the discretion of the Administrative Committee, such grant shall terminate if the Option Agreement is not signed by the grantee (or his or her attorney) and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Option Agreement nay be modified from time to time pursuant to Section 7.6(b).


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        6.6 EXERCISE OF OPTIONS. An Option granted under the Plan shall become and remain exercisable during the term of the Option to the extent provided in the Option Agreement evidencing the Option and this Plan and, unless the Option Agreement otherwise provides, may be exercisable to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Administrative Committee, at any time before complete termination of the Option, may accelerate the time or times at which the Option may be exercised in whole or in part (without reducing the term of the Option).

        6.7 MANNER OF EXERCISE.

            (a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Agreement may provide and in accordance with such other procedures for the exercise of Options as the Administrative Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 7.9 shall be determined by the Administrative Committee and may consist of (a) cash, (b) check, (c) promissory note, (d) whole shares of Common Stock already owned by the Holder, (e) the withholding of shares of Common Stock issuable upon exercise of the Option, (f) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price,
(g) any combination of the foregoing methods of payment, or (h) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The permitted methods or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the Option Agreement evidencing the Option and may be subject to such conditions as the Administrative Committee deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Administrative Committee shall have the sole discretion to approve or disapprove such election, which approval or disapproval shall be given after the election is made, and the making of the election (including the related exercise of the Option) shall (to the extent necessary) comply with the requirements for exemptive relief under Rule 16b-3, including, to the extent necessary and without limitation, paragraphs (e)(3) and (e)(4) thereof.

            (b) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

            (c) Issuance of Shares. The Company shall effect the issuance of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 7.8, and within a reasonable time thereafter such issuance shall be evidenced on the books of the Company.


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            (d) Legend. The Holder consents to the placement of a legend on the certificate for his or her shares, which legend shall be in form substantially as follows:

            NOTICE: TRANSFER AND OTHER RESTRICTIONS

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SHARES (I) ARE REGISTERED UNDER THE SECURITIES LAWS, OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

               THE SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND MAY BE SUBJECT TO REPURCHASE BY THE CORPORATION, PURSUANT TO THE PROVISIONS OF THE CORPORATION'S 1993 STOCK OPTION PLAN AND/OR AN OPTION AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.

        6.8 NONTRANSFERABILITY. Options shall not be transferable other than by will or the laws of descent and distribution, and Options my be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative).

                                   ARTICLE VII
                               GENERAL PROVISIONS

        7.1 ACCELERATION OF OPTIONS.

            (a) Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, each outstanding Option granted to the Holder under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the Option Agreement evidencing the Option (except to the extent the Option Agreement expressly provides otherwise).

            (b) Approved Transactions; Control Purchase. In the event of any Approved Transaction or Control Purchase, each outstanding Option under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the Option Agreement evidencing the Option (except to the extent the Option Agreement expressly provides otherwise), effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction, at least fifteen (15) days prior to the expected date of consummation


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thereof, to each Holder of an outstanding Option. Each Holder shall thereupon be entitled to exercise the Option at any time prior to consummation of the Approved Transaction. Any such exercise as to any portion of the Option that will only become vested immediately prior to the consummation of the Approved Transaction in accordance with the foregoing acceleration provision shall be contingent on such consummation. Any such exercise as to any other portion of the Option will not be contingent on such consummation unless so elected by the Holder in a notice delivered to the company simultaneously with the exercise. Upon consummation of the Approved Transaction, all Options shall expire to the extent such exercise has not occurred. Notwithstanding the foregoing, except to the extent one or more Option Agreements expressly provide otherwise, the Administrative Committee may, in its discretion, determine that any or more of the outstanding Options will, not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the can may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Administrative Committee is equitable and appropriate in order to substitute new Options for such Options, or to assume such Options (which assumption may be effected by means of a payment to each Holder, in cancellation of the Option held by him or her, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to the Options and the aggregate exercise price that would have to be paid to acquire such shares), and in order to make such now or assumed Options as nearly as practicable equivalent to the old Options (before giving to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common
Stock may be changed, converted or exchanged in connection with the Approved Transaction.

        7.2 TERMINATION OF EMPLOYMENT. The provisions of this Section 7.2 shall apply to any Holder who is granted one or more Options while an employee of the Company or one of its Affiliates.

            (a) General. If the Holder's employment terminates prior to the complete exercise of the Option, then, except to the extent one or more of the Option Agreements expressly provide otherwise, all Options held by the Holder shall immediately terminated; provided, however, that (i) if the Holder's employment terminates by reason of death or Disability, the Option shall remain exercisable for a period of six (6) months following such termination (but not later than the scheduled expiration of the Option); and (ii) even if one or more of the Option Agreements expressly provide that they shall be exercisable (allowing the termination of the Holder's employment for reasons other than death or Disability, any termination by the Company for cause will nevertheless be treated in accordance with the provisions of Section 7.2(b) (except to the extent that one or mom of the Option Agreements expressly provide otherwise).

            (b) Termination by Company for Cause. If a Holder's employment with the Company shall be terminated by the Company for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which the Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform the Holder's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such


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termination occurs within twelve (12) months after an Approved Transaction or
Control Purchase, termination for cause shall mean only a felony conviction for fraud, misappropriation or embezzlement), then all Options held by the Holder shall immediately terminate.

            (c) Miscellaneous. In the case of an Option granted to a Holder who is an employee, the Administrative Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan -

               (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days, and

               (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or by contract -

not be deemed a termination of employment. Any such Option granted under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

        7.3 RIOT OR COMPANY TO TERMINATE SERVICES. Nothing contained in the Plan or in any Option, and no action of the Company or the Administrative Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the service of the Company or interfere in any way with the right of the Company, subject to the provisions of any agreement between the Holder and the Company, to terminate at any time, with or without cause, the employment or consulting arrangement with the Holder.

        7.4 NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right of benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

        7.5 RIGHT OF FIRST REFUSAL. An Option Agreement may contain such provisions as the Administrative Committee shall determine to the effect that, if a Holder elects to sell all or any sham of Common Stock that the Holder acquires upon the exercise of an Option, then the Holder shall not sell the shares unless the Holder shall have first offered in writing to sell the shares to the Company at Fair Market Value on a date specified in the offer (which date shall be at least three (3) business days and not more than ten (10) business days following the date of the offer). In any such event, certificates representing shares issued upon exercise of an Option shall bear a restrictive legend to the effect that transferability of the shares is subject to the restrictions contained in the Plan and the Option Agreement evidencing the Option, and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to the shares.


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        7.6 TERMINATION AND AMENDMENT.

            (a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted under the Plan on or after August 10, 2003. The Board or the Administrative Committee may at any time prior to that date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3. Notwithstanding the foregoing, without further shareholder approval no modification or amendment to this Plan shall increase the number of shares of Common Stock subject to the Plan (except as authorized by Article IV), change the class of persons to receive Options under the Plan, or otherwise materially increase the benefits accruing to participants, under the Plan.

            (b) Modification. No termination, modification or amendment of the Plan may, without the consent of the Holder of any Option therefore granted, adversely affect the rights of the Holder with respect to the Option. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of the Option, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 7.6(a)), the Administrative Committee may amend outstanding Option Agreements with any Holder and subject to the terms and conditions, without limitation, any amendment that would (i) accelerate the time or times at which the Option may be exercised and/or (ii) extend the scheduled expiration date of the Option. Without limiting the generality of the foregoing, the Administrative Committee may, but solely with the Holder's consent unless otherwise provided in the Option Agreement, agree to cancel any Option under the Plan and issue a new Option in substitution therefor, provided that the Option so substituted shall satisfy all of tic requirements of the Plan as of the date such new Option is granted. Nothing contained in the foregoing provisions of this Section 7.6(b) shall be construed to prevent the Administrative Committee from providing in any Option Agreement that the rights of the Holder with respect to the Option evidenced thereby shall be subject to such rules and regulations as the Administrative Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

        7.7 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. As long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements
(a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that my be issued to Holder under the Plan, and (b) to file in a timely mariner all reports required to be filed by it under the Exchange Act.

        7.8 WITHHOLDING. The Company's obligation to deliver shares of Common Stock upon exercise of an Option shall be subject to any applicable federal, state and local tax withholding requirements. federal, state and local withholding tax due at the time an Option is


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exercised may, in the discretion of the Administrative Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to the Holder, upon such terms and conditions as the Administrative Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Administrative Committee for the payment of, all such federal, state and local taxes, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any otherwise due to the Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to the Option.

        7.9 SEPARABILITY. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option that is intended to quality as an Incentive Stock option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

        7.10 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the power to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        7.11 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Option, unless otherwise provided in the Option Agreement evidencing the Option, each Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company. in addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder that is payable to such beneficiary under any life insurance plan covering employees of the Company.

        7.12 NO SHAREHOLDER RIGHTS. No Holder or other person shall have any voting of other shareholder rights with respect to shares of Common Stock subject to an Option until the Option has been duly exercised, full payment of the option price has been made, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is prior to the date of such due exercise and full payment.

        7.13 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

        7.14 LEGENDS. In addition to any legend contemplated by Section 6.6(d) or Section 7.5, each certificate evidencing Common Stock issued upon exercise of an Option shall bear such other legends as the Administrative Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such shares.


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


        7.15 COMPANY'S RIGHTS. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any pan of its business or assets.


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